CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement of Consumer Portfolio Services, Inc. on Form S-1 (No. 333-168976) of our report dated April 1, 2010 on the consolidated financial statements of Consumer Portfolio Services, Inc. appearing in the 2009 Form 10-K of Consumer Portfolio Services, Inc., and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Costa Mesa, California
November 17, 2010